THE DREYFUS THIRD CENTURY FUND, INC.

                      ASSISTANT SECRETARY'S CERTIFICATE

I, Elba Vasquez, Vice President and Assistant Secretary of The Dreyfus Third Century Fund, Inc. (the "Fund"), hereby certify that set forth below is a copy of the resolutions adopted by the Fund's Board members by Unanimous Written Consent dated June 1, 1999.


                                 RESOLUTIONS

RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

President and Treasurer                         Marie E. Connolly
Vice President and Secretary                    Margaret W. Chambers
Vice President and Assistant Treasurer          John P. Covino
Vice President and Assistant Treasurer          Mary A. Nelson
Vice President and Assistant Treasurer          George A. Rio
Vice President and Assistant Treasurer          Joseph F. Tower, III
Vice President, Assistant Treasurer and         Frederick C. Dey
     Assistant Secretary
Vice President, Assistant Treasurer and         Stephanie Pierce
     Assistant Secretary
Vice President and Assistant Secretary          Douglas C. Conroy
Vice President and Assistant Secretary          Christopher J. Kelley
Vice President and Assistant Secretary          Kathleen K. Morrissey
Vice President and Assistant Secretary          Elba Vasquez
Vice President and Assistant Secretary          Karen Jacoppo-Wood


; and it be further

RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie
E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrissey, Stephanie Pierce, Elba Vasquez and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.


IN WITNESS WHEREOF, I have hereunto signed by name and affixed seal of the Fund on June 28, 1999.



                                 /s/ Elba Vasquez
                                 ----------------
                                 Elba Vasquez
                                 Vice President and Assistant Secretary